                                                             Page 12 of 24 Pages

                                   EXHIBIT B

                            OFFICERS AND DIRECTORS
                             OF ALLEN HOLDING INC.

                                           Principal Occupation
                           Business        (i.e., Position with
          Name**           Address         Allen Holding Inc.
- -------------------------  ---------  -------------------------------
Herbert A. Allen               *      President, Managing Director,
                                      Director, Chief Executive
                                      Officer

Herbert A. Allen III           *      Vice President-Elect, Director

Grace Allen                    *      Director

Eran Ashany                    *      Vice President, Director

Samuel Baker                   *      Vice President-Elect, Director

Robert Beers                   *      Vice President-Elect, Director

Edmund M. Bleich               *      Vice President

Denise Calvo                   *      Vice President, Director

Dominick Cantalupo             *      Vice President

Marvyn Carton                  *      Director

Gaetano J. Casillo             *      Chief Operations Officer, Vice
                                      President

Robert H. Cosgriff             *      Chief Administrative Officer,
                                      Executive Vice President,
                                      Managing Director, Director

Richard M. Crooks, Jr.         *      Director

Thalia V. Crooks               *      Vice President, Director
(Greece)

Mary Cullen                    *      Vice President, Secretary,
                                      Director

Thomas Dans                    *      Vice President-Elect

Orin F. Devereux               *      Vice President, Director

Howard Felson                  *      Vice President-Elect

Richard Fields                 *      Executive Vice President-Elect,
                                      Managing Director, Director

Paul A. Gould                  *      Executive Vice President,
                                      Managing Director, Director

Steven J. Greenfield           *      Chief Compliance Officer,
                                      Vice President, Treasurer

John Hall                      *      Vice President-Elect, Director

Daniel P. Harley               *      Vice President-Elect

William Harley                 *      Vice President-Elect, Director

                                                             Page 13 of 24 Pages

                            OFFICERS AND DIRECTORS
                             OF ALLEN HOLDING INC.


                                           Principal Occupation
                           Business        (i.e., Position with
          Name**           Address         Allen Holding Inc.
- -------------------------  ---------  -------------------------------
John H. Josephson              *      Vice President, Director

Donald R. Keough               *      Chairman of the Board, Director

Clark R. Keough                *      Vice President-Elect, Director

Kaveh Khosrowshahi             *      Vice President-Elect, Director

Dara Khosrowshahi              *      Vice President-Elect, Director

Neal Kopp                      *      Vice President

Irwin H. Kramer                *      Executive Vice President,
                                      Managing Director, Director

Terry Allen Kramer             *      Director (also Theatrical
                                      Producer)

Robert J. Kurz                 *      Vice President

P. Don Lattimer                *      Executive Vice President,
                                      Managing Director, Director

William F. Leimkuhler          *      Vice President-Elect, Counsel

Jeffrey Logan                  *      Vice President

Dan W. Lufkin                  *      Director

Ellen Lynch                    *      Vice President

Laurence Lyons                 *      Senior Vice President

Robert Mackie                  *      Executive Vice President,
                                      Managing Director, Director

James Maiden                   *      Vice President

Raymond J. Martin              *      Vice President-Elect, Director

Terence A. McCarthy            *      Vice President, Director

Robert Miller                  *      Vice President-Elect, Director

Kim Morgan                     *      Vice President-Elect, Director

Brian Murphy                   *      Vice President, Director

Louis J. Mustacchio            *      Vice President-Elect

Walter T. O'Hara, Jr.          *      Executive Vice President,
                                      Managing Director, Director

Glenn A. Okun                  *      Vice President, Director

Patrick Perry                  *      Vice President-Elect, Director

Pam Plager                     *      Vice President-Elect, Director

                                                             Page 14 of 24 Pages

                            OFFICERS AND DIRECTORS
                             OF ALLEN HOLDING INC.

                                           Principal Occupation
                           Business        (i.e., Position with
          Name**           Address         Allen Holding Inc.
- -------------------------  ---------  -------------------------------
Eugene Protash                 *      Vice President-Elect

James W. Quinn                 *      Chief Financial Officer, Vice
                                      President, Assistant Secretary,
                                      Director

Philip Scaturro                *      Executive Vice President,
                                      Managing Director, Director

John A. Schneider              *      Executive Vice President,
                                      Managing Director, Director

Enrique F. Senior              *      Executive Vice President,
(Cuba)                                Managing Director, Director

Stanley S. Shuman              *      Executive Vice President,
                                      Managing Director, Director

John M. Simon                  *      Executive Vice President,
                                      Managing Director, Director

Dan Selmonosky                 *      Vice President-Elect, Director

Lauren Tyler                   *      Vice President-Elect, Director

Dennis Warfield                *      Vice President

Edward D. Weinberger           *      Vice President, Director

Harold M. Wit                  *      Executive Vice President,
                                      Managing Director, Director

- -------------------------

*         711 Fifth Avenue, New York, New York 10022-3194.

** All the Executive Officers and Directors of Allen Holding Inc. are U.S. citizens unless otherwise indicated.